May 29, 2015

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100F Street Northeast

Washington, DC 20549-2000

RE: US Nuclear Corp

File No. 000-54617

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K dated May 29, 2015 of US Nuclear Corp. (“the Registrant”) and are in agreement with the statements contained therein as it pertains to our firm.

We have no basis to agree or disagree with any other statements of the Registrant contained in Item 4.01.

Sincerely,

/s/ Anton & Chia, LLP

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